Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-205986) on Form S-8 of River Financial Corporation of our report dated March 27, 2016, relating to our audit of the consolidated financial statements as of and for the year ended December 31, 2015, which appear in this Annual Report on Form 10-K of River Financial Corporation for the year ended December 31, 2016.

/s/PORTER KEADLE MOORE, LLC

Atlanta, Georgia

March 27, 2017